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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statements on Forms S-8 (File Nos. 333-125701 and 333-104724) and Forms S-3 (File Nos. 333-129784, 333-114258, 333-134992 and 333-148069) of Mines Management, Inc. and to the incorporation by reference therein of our report dated March 12, 2008 with respect to the consolidated financial statements of Mines Management, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission.

LeMaster & Daniels PLLC
/s/ LEMASTER & DANIELS PLLC

March 12, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM